AXP Utilities Income Fund, Inc.
File No. 33-20872/811-5522

Exhibit (h)(5):     Transfer Agency Agreement, dated March 9, 2000.

Exhibit (i):        Opinion and Consent of Counsel, dated June 13, 2000.

Exhibit (j):        Independent Auditors' Consent, dated June 13, 2000.

Exhibit (q)(1):     Directors' Power of Attorney, dated Jan. 13, 2000.

Exhibit (q)(2):     Officers' Power of Attorney, dated Jan. 13, 2000.